Exhibit 99.1


      Ark Restaurants Announces First Quarter Financial Results


    NEW YORK--(BUSINESS WIRE)--Feb. 12, 2007--Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the first quarter ended December 30, 2006.

    Total revenues from continuing operations for the three-month period ended December 30, 2006 were $28,202,000 versus $25,963,000 in the three months ended December 31, 2005.

    EBITDA from continuing operations for the three-month period ended December 30, 2006 was $3,302,000 versus $2,522,000 during the same three-month period last year. The Company's income from continuing operations for the three-month period ended December 30, 2006 was $1,822,000, or $0.51 per share ($0.51 per diluted share), as compared to $1,307,000, or $0.37 per share ($0.37 per diluted share), for the same three-month period last year.

    Compared to last year's first quarter, Company-wide same store sales increased 7.0%. Compared to the same period last year, same store sales in the Company's New York City operations increased by 17.2%, same store sales in the Company's Las Vegas operations increased by 3.8% and same store sales in the Company's Washington D.C. operations decreased by 1.0%. Sales from the Company's Las Vegas operations represented 55.4% of the Company's total sales during the three-month period ended December 30, 2006.

    Net income for the three-month period ended December 30, 2006 was $6,590,000 versus $916,000 in the three months ended December 31, 2005. Net income for the three-month period ended December 30, 2006 includes a $5,196,000 net gain after taxes from the sale of the Company's Lutece and Tsunami facilities at the Venetian Casino Resort.

    As of December 30, 2006, the Company had no debt and cash and short term investments totaling $19,183,000. Subsequently, on February 1, 2007, the Company paid approximately $12 million in dividend payments related to its special dividend of $3.00 per share and its regular quarterly dividend of $0.35 per share which were declared on December 20, 2006.

    Also, on January 8, 2007, the Company began operating the Durgin Park Restaurant and the Black Horse Tavern in Boston, Massachusetts.

    Ark Restaurants owns and operates 24 restaurants and bars, 25 fast food concepts, catering operations and wholesale and retail bakeries. Eight restaurants are located in New York City, four are located in Washington, D.C., eight are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, three are located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; two bars within the Venetian Casino Resort as well as three food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center. The Florida operations under management include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace.

    Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



ARK RESTAURANTS CORP.
Condensed Consolidated Income Statement
For the 13 week periods ended December 30, 2006 and December 31, 2005 (In Thousands, Except per share amounts)
----------------------------------------------------------------------


                                         13 weeks ended 13 weeks ended
                                          December 30,   December 31,
                                             2006           2005
                                         -------------- --------------

TOTAL REVENUES                            $     28,202   $     25,963

COST AND EXPENSES:

Food and beverage cost of sales                  7,032          6,349
Payroll expenses                                 8,898          8,338
Occupancy expenses                               3,992          4,081
Other operating costs and expenses               3,238          3,161
General and administrative expenses              1,983          1,722
Depreciation and amortization expenses             638            566
                                         -------------- --------------

  Total costs and expenses                      25,781         24,217
                                         -------------- --------------

OPERATING INCOME                                 2,421          1,746
                                         -------------- --------------

OTHER INCOME:

Interest income                                    110             25
Other income                                       243            210
                                         -------------- --------------
  Total other income                               353            235
                                         -------------- --------------

Income from continuing operations before
 income taxes                                    2,774          1,981

Provision for income taxes                         929            674

Limited partner interest in income of
 variable interest entity                          (23)             -
                                         -------------- --------------

Income from continuing operations                1,822          1,307
                                         -------------- --------------

DISCONTINUED OPERATIONS:
Income (loss) from operations of
 discontinued restaurants                        7,156           (593)

Provision (benefit) for income taxes             2,398           (202)
                                         -------------- --------------

Income (loss) from discontinued
 operations                                      4,758           (391)
                                         -------------- --------------

Income before cumulative effect of change
 in accounting principle                         6,580            916

Cumulative effect of change in accounting
 principle                                          10              -
                                         -------------- --------------

NET INCOME                                $      6,590   $        916
                                         ============== ==============


PER SHARE INFORMATION - BASIC AND
 DILUTED:

Continuing operations basic               $        .51   $        .37
Discontinued operations basic             $       1.33   $       (.11)
Cumulative effect of change in accounting
 principle                                $        .00   $        .00
                                         -------------- --------------
Net basic                                 $       1.84   $        .26
                                         ============== ==============

Continuing operations diluted             $        .51   $        .37
Discontinued operations diluted           $       1.33   $       (.11)
Cumulative effect of change in accounting
 principle                                $        .00   $        .00
                                         -------------- --------------
Net diluted                               $       1.84   $        .26
                                         ============== ==============


WEIGHTED AVERAGE NUMBER OF SHARES-BASIC          3,571          3,462
                                         ============== ==============

WEIGHTED AVERAGE NUMBER OF SHARES-DILUTED        3,576          3,546
                                         ============== ==============

Continuing Operations EBITDA
 Reconciliation
Pre tax earnings                          $      2,774   $      1,981
Depreciation and amortization                      638            566
Interest                                          (110)           (25)
                                         -------------- --------------
EBITDA (a)                                $      3,302   $      2,522
                                         ============== ==============

Continuing Operations EBITDA adjusted for
non-cash stock option expense
EBITDA (as defined) (a)                   $      3,302   $      2,522
Non-cash stock option expense                      174            187
                                         -------------- --------------
EBITDA adjusted for non-cash stock option
 expense                                  $      3,476   $      2,709
                                         ============== ==============



    (a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.


    CONTACT: Ark Restaurants Corp.
             Robert Towers, 212-206-8800
             bob@arkrestaurants.com